LEGG MASON PARTNERS VARIABLE EQUITY TRUST
LEGG MASON PARTNERS VARIABLE APPRECIATION
PORTFOLIO

Sub-Item 77i

Registrant incorporates by reference
Registrant's Form N-1A Registration
Statement filed on September 7, 2007.
(Accession No. 0000950123-07-012411)